Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is effective as of a ____________, 2017, and is by and between Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”) and ____________, a ____________ (the “Investor”).

RECITALS

WHEREAS, the Company has established a class of Series B Preferred Stock (the “Series B Preferred”) and the terms and conditions of such Series B Preferred are set forth in a Certificate of Designations filed with the Delaware Secretary of State on or before the date of this Agreement, a filed and certified copy of which has been provided to the Investor (the “Certificate of Designations”);

WHEREAS, concurrently herewith, the Investor is entering into a Subscription Agreement (the “Subscription Agreement”) to purchase Series B Preferred and certain warrants to acquire shares of the Common Stock of the Company from the Company (the “Class D-2 Warrants” and, together with the Covered Shares and any other securities convertible into or exercisable for Common Stock, the “Equity Securities”); and

WHEREAS, the Investor is entering into this Agreement in accordance with the terms and conditions of the Subscription Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Company and the Investor hereby agree as follows:

1.            Agreement to Vote. During the term of this Agreement, the Investor agrees that for purposes of any shareholder meeting or action of any kind, (a) the Investor will cause the Covered Shares (as defined in Section 6(e) hereof) to be counted as present for purposes of establishing a quorum, and will respond to each request by the Company for written consent, if any, and (b) the Investor will vote (or consent), or cause to be voted (or cause consent to be granted), all Covered Shares in accordance with the recommendations of the Company’s Board of Directors with respect to any amendment to the Company’s certificate of incorporation as the Board of Directors may deem necessary or appropriate to increase the Company’s authorized common stock and/or preferred stock.

1

2.            Grant of Proxy; Appointment of Proxy.

(a)          The Investor hereby grants to, and appoints, the Company, the executive officers of the Company, and any other designee of the Company, such Investor’s irrevocable (until the Termination Date) proxy and attorney-in-fact (with full power of substitution) to vote the Covered Shares as provided in Section 1. The Investor intends this proxy to be unconditional and irrevocable (until the Termination Date) and coupled with an interest, and will take such further action and/or execute such other instruments as may be necessary to effectuate the intent of this proxy, and hereby represents to the Company that no other proxy has been or will be given during the term of this Agreement.

(b)          The proxy granted herein shall automatically expire upon the expiration or termination of this Agreement.

3.            Term and Termination. This Agreement shall terminate at the end of the Voting Period End Date (as such term is defined in the Certificate of Designations) (the end of such date, the “Termination Date”).

4.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a)          The Investor is the record owner and beneficial owner of the Covered Shares, free and clear of encumbrances. The Investor has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, with respect to all of the Covered Shares. The Covered Shares are not subject and during the term of this Agreement will not be subject to any voting trust agreement, stock loan or other contract, promise, arrangement, obligation or commitment which may restrict or otherwise affect the voting of the Covered Shares. The Investor has not appointed or granted any proxy or power of attorney with respect to any Covered Shares to any party other than the Company as set forth in this Agreement. Execution, delivery and performance of this Agreement by the Investor will not conflict with or result in any breach or violation of any contract, promise, arrangement, obligation or commitment.

(b)          The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor have been duly and validly authorized and no other actions or proceedings are necessary to authorize the execution, delivery and performance of this Agreement by the Investor. Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

2

5.            Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Investor that: (a) the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by the Company have been duly and validly authorized and no other actions or proceedings are necessary to authorize the execution, delivery and performance of this Agreement by the Company; (c) upon execution, this Agreement will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable laws relating to bankruptcy or insolvency, or similar laws affecting creditors’ rights.

6.            Investor Covenants. The Investor hereby covenants and agrees as follows for the period from the date hereof through and including the Termination Date:

(a)          The Investor will not directly or indirectly enter into, cause, allow or accept any voting trust or other trust agreement, stock loan, security interest, encumbrance, or other contract, promise, arrangement or commitment which may restrict, control or otherwise affect the voting of the Covered Shares during the term of this Agreement.

(b)          The Investor will not take any action that would make any representation or warranty of such Investor untrue or incorrect, or directly or indirectly have the effect of preventing or disabling such Investor from performing its obligations under this Agreement.

(c)          The Investor will not at any time directly or indirectly take, participate in, authorize, allow, accept or support any action or opposition to action that may conflict with any shareholder vote or consent, or any action or matter approved by any shareholder vote or consent, pursuant to this Agreement or to which this Agreement relates.

(d)          In addition to any restrictions on transfer under applicable federal and state securities laws, the Investor will not sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Equity Securities or beneficial ownership or voting power thereof or therein (including by operation of law), unless the transferee or purchaser enters into this Voting Agreement. Any Transfer in violation of this provision shall be void. The Investor authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Equity Securities and that this Agreement places limits on the voting of the Equity Securities.

(e)          For purposes of this Agreement, the “Covered Shares” shall include all shares of Common Stock and shares of the Company’s preferred stock owned of record or beneficially by the Investor, or as to which the Investor otherwise has the power to vote or direct the voting of or has a voting interest in, as of the date of this Agreement or as to which the Investor acquires such ownership or beneficial or other interest during the term of this Agreement.

3

7.            Further Assurances. The Investor shall take such further action as may be reasonably requested by the Company, from time to time, to consummate and make effective the performance of this Agreement in accordance with its terms.

8.            Miscellaneous.

(a)          Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by both parties.

(b)          No Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

(c)          Notices. All notices and other communications hereunder shall be effective upon delivery, shall be in writing and shall be deemed duly given if delivered (a) personally, or by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) by next-day courier service by a nationally recognized courier company or (c) by registered or certified mail, return receipt requested, postage prepaid.

(d)          Entire Agreement. This Agreement, the Subscription Agreement and the Certificate of Designations constitute the entire agreement between the parties relating to the subject matter hereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties.

(e)          Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns.

(f)           Specific Performance. The parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their terms or were otherwise breached, and that money damages would not be adequate. Accordingly, the Company will be entitled to specific performance of this Agreement and the obligations of the Investor hereunder, including injunctions to prevent breaches of this Agreement and to enforce the terms and provisions of this Agreement.

(g)          Governing Law and Dispute Resolution. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to choice of law provisions, and in the courts located in the State of Delaware. Each party waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

4

(h)          Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(j)            Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(k)           No Presumption Against Drafting Party. Each of the parties to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated herein. The interpretation and enforcement of this Agreement shall not be affected by any presumption against the drafting party, or any similar rule or principle.

[The remainder of this page is intentionally left blank.]

5

IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date first written above.

[INVESTOR]

Name:
Title:

NORTHWEST BIOTHERAPEUTICS, INC.

/s/ Leslie J. Goldman
Name: Leslie J. Goldman
Title: Senior Vice President

[Signature Page to Voting Agreement]